Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 26, 2011
Date of Report (Date of earliest event reported)

Freestone Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28753	33-0880427
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350 325 N. St. Paul St. Dallas, TX 75201
(Address of Principal Executive Offices)

214-880-4870
(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

               On June 26, 2011 Freestone Resources, Inc. (“Freestone”) entered into a Settlement Agreement (the “Settlement Agreement”) with Environmental Services and Support, Inc. (“ESSI”) a California Corporation, Lawrence Shultz (“Shultz”), an individual residing in Los Angeles County, California, David Feuerborn, an individual residing in Riverside County, California, and Thomas Jennings, an individual residing in Orange County, California (collectively the “Parties”).  The Settlement Agreement permanently and irrevocably effectuates a final and binding global settlement and release of the Parties regarding the pending lawsuit between the Parties in the Northern District of Texas, Cause No. 3:10-CV-01349-O.  Furthermore, the Settlement Agreement rescinds the Stock Purchase Agreement entered into by and between the Parties on September 24, 2009, and cancels 28,818,734 shares of Freestone’s common stock of the 31,603,734 shares of Freestone common stock that was originally issued to ESSI and Shultz, and returns said cancelled stock to Freestone’s treasury.  A copy of the Settlement Agreement is filed herewith as an exhibit to this Form 8-K Current Report. See Item 9 below.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Settlement Agreement dated June 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

June 30, 2011	By:	/s/ Clayton Carter
Clayton Carter Chief Executive Officer